SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 652-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 14, 2008 Moog Inc. (the “Company”) issued a press release announcing that it had been selected by Airbus to supply flight controls for the Airbus A350 XWB (extra wide-body) high lift system. The information contained in this press release, which is filed as exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

The effect of this program on earnings per share is already incorporated in the Company’s previously announced financial outlook for fiscal 2009 as communicated in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2008. As communicated in that report, the Company forecast net earnings in a range between $132 million and $136 million, with a midrange net earnings of $134 million generating earnings per share of $3.08.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits.

99.1    Press release dated November 14, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: November 14, 2008	By:	/s/ Jennifer Walter
	Name:	Jennifer Walter
Controller

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated November 14, 2008